UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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Relmada Therapeutics, Inc.
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On December 21, 2015, Relmada Therapeutics, Inc. issued the following press release:

RELMADA SENDS LETTER TO STOCKHOLDERS HIGHLIGHTING

SIGNIFICANT PROGRESS IN VALUE CREATION STRATEGY OVERSEEN

BY BOARD AND MANAGEMENT TEAM

Urges Stockholders to Vote FOR All of the Relmada Director Nominees on the

WHITE Proxy Card TODAY

NEW YORK, Dec. 21, 2015 -- Relmada Therapeutics, Inc. (OTCQB: RLMD) (“Relmada” or the “Company”), a clinical-stage company developing novel therapies for the treatment of chronic pain, today announced that it has mailed a letter to stockholders in connection with the Company’s 2015 Annual Meeting of Stockholders, scheduled for December 30, 2015.

The full text of the letter follows:

December 18, 2015

Dear Fellow Relmada Stockholder:

The 2015 Annual Meeting of Stockholders, scheduled for December 30, 2015, is rapidly approaching and this year your vote is especially important. Your Board of Directors and management team are executing on a strategy to establish Relmada as a leading specialty pharmaceutical company that can fulfill unmet medical needs in the treatment of pain. We believe that Relmada has the right Board, the right leadership and the right strategy to deliver stockholder value now and into the future. This is a time of great opportunity for Relmada, and we are making substantial progress on our operating plan.

As evidence of our success, we recently:

●	Announced positive study results for BuTab for the treatment of both chronic pain and opioid dependence indications (a multi-billion dollar market opportunity);
●	Completed our multiple ascending dose study with d-Methadone for neuropathic pain;
●	Appointed pharmaceutical industry leader, James Dolan, to our advisory team; and
●	Announced the recommendation from a leading independent international proxy advisory firm, Glass Lewis, which recommended that Relmada stockholders vote “FOR” Relmada’s director nominees: Shreeram Agharkar, PhD, and Maged Shenouda, R. Ph., MBDA, at the 2015 Annual Meeting.

In contrast to Relmada’s many recent positive developments, as you may be aware, Laidlaw & Company (UK) Ltd. (“Laidlaw”), the Company’s historic investment banking advisor, and its two principals, Matthew Eitner and James Ahern, have recently launched a costly and disruptive campaign. You should also be aware that only approximately 12% of the shares owned by Laidlaw and its principals were paid for by Laidlaw, with the balance received as payment for their role as an advisor. Now Laidlaw is attempting to take effective control of your company – without offering any premium to you as a Relmada stockholder.

The Relmada Board of Directors unanimously recommends that stockholders support the progress we are making and protect the value of their investment by voting the WHITE proxy card FOR Relmada’s highly qualified, experienced and independent director nominees: Shreeram Agharkar and Maged Shenouda.

RECENT POSITIVE CLINICAL TRIAL RESULTS DEMONSTRATE RELMADA’S STRONG PIPELINE AND NEAR-TERM OPPORTUNITIES FOR VALUE CREATION BEING OVERSEEN BY YOUR BOARD AND MANAGEMENT TEAM

Relmada’s business is at an inflection point with significant value creation opportunities possible in the next 12 to 24 months. Indeed, contrary to assertions by Laidlaw and its principals, early-stage biopharmaceutical companies like Relmada are judged by the progress of their pipeline, not by the revenues or earnings they generate. And Relmada’s pipeline is strong, robust and delivering results.

For example, we recently successfully completed Relmada’s multiple ascending dose study with d-Methadone (dextromethadone, REL-1017), our novel, N-methyl-D-aspartate receptor antagonist being developed for the treatment of neuropathic pain. The results from this study further build on the positive results seen in the previous clinical trial of d-Methadone as they confirm and extend the safety and tolerability observed in our SAD study completed earlier this year. Given the high level of need for more effective and better-tolerated therapies for chronic neuropathic pain, we remain committed to advancing d-Methadone with the goal of providing a novel treatment option with virtually no opioid-related adverse effects for patients suffering from a wide range of pain syndromes.

In addition, on December 10, 2015, Relmada announced positive topline results of a proof-of-concept pharmacokinetic study for BuTab. BuTab represents novel formulations for the treatment of both chronic pain and opioid dependence indications. The BuTab trial results demonstrated for the first time that buprenorphine can be delivered at therapeutic levels through the gastrointestinal route, which opens the way for the successful development of a first in class orally delivered buprenorphine product, eagerly awaited in the multi-billion dollar market.

The speed with which we obtained three Clinical Trial Applications and completed the studies for d-Methadone and BuTab – all in 2015 – while continuing to advance other products in our pipeline, including LevoCap ER and MepiGel, underscores the expertise of Relmada’s Board and management team, our regulatory and clinical focus and our commitment to stockholder value creation. With our solid development pipeline, Relmada is in an even stronger position than when we entered 2015.

WARNING: The value associated with Relmada’s product development pipeline is at risk if Laidlaw and its principals gain control of the Company. In fact, Laidlaw and its principals have publicly committed to a “sharper clinical and commercial focus” if they gain control. We believe such a dramatic change in strategy would create significant risk for Relmada stockholders. Drug development is an inherently risky proposition; over-emphasizing one early-stage product over another without any basis for doing so would be irresponsible and contrary to our fiduciary duties. In addition to increasing risk, we believe Laidlaw’s suggested drastic change in strategy could leave significant value potential on the table given the progress we are making on [all four / multiple] pain therapies in our pipeline.

We are excited by the pipeline advances we have announced as well as those on the horizon. We encourage you to VOTE the WHITE proxy card today to help ensure that we can continue this progress and realize the full potential of Relmada’s portfolio.

In their attempt to take effective control of Relmada, Laidlaw and its principals, Matthew Eitner and James Ahern, have attacked the credentials of Relmada’s Board and management. WARNING: The U.S. District Court for the District of Nevada has issued a temporary restraining order and associated injunction to enjoin Laidlaw and Messrs. Eitner and Ahern, from “continuing to disseminate false and misleading proxy materials” to Relmada stockholders.

We believe Messrs. Eitner and Ahern’s actions underscore their long history of questionable conduct, including violations of U.S. financial regulations. Relmada stockholders should consider the following:

●	Between 2007 and 2009, Laidlaw received more than 60 customer complaints and claims for damages, and Laidlaw was sanctioned by FINRA for inadequate reporting of certain of such complaints.

●	In February 2012, Laidlaw entered into a letter of acceptance, waiver and consent with FINRA, pursuant to which FINRA found that Laidlaw:
■	Failed to establish and implement adequate policies and procedures relating to compliance with rules and regulations concerning anti-money laundering.
■	Failed to establish, maintain and enforce adequate policies and procedures relating to email retention.
■	Failed to report to FINRA certain statistical and summary information regarding customer complaints and claims for monetary damages.
■	Created and distributed misleading, exaggerated and incomplete communications with the public.
■	Failed to establish and implement certain required supervisory control procedures.
■	Failed to maintain checks received and forwarded blotter.

We believe the “tone starts at the top.” James Ahern, Managing Partner and Head of Capital Markets for Laidlaw, has a record that further calls into question the credibility of Laidlaw. Mr. Ahern has been in financial services since 2003, and during this time, he has had:

■	Four customer complaints, all of which were resolved with payments made to the customer. Allegations included breach of contract, breach of fiduciary duty, actual and constructive fraud, churning customer accounts and unauthorized trading; and
■	New York State tax liens filed against him in 2011 and 2012, including an additional federal tax lien filed against him in 2012. These liens have since been released.

In addition, the State of New York Office of the Attorney General Investor Protection Bureau report states that Mr. Ahern attended Assumption College from September 1998 to September 2002. However, Assumption College’s records indicate that he only attended from January 1999 to September 2000. Assumption College has no record of Mr. Ahern graduating, and to date, Relmada has not discovered any public record of Mr. Ahern receiving any undergraduate degree. Mr. Ahern’s personal biography on Laidlaw’s website credits his alma mater as Northfield Mount Herman High School.

LAIDLAW’S FORMER HAND-PICKED DIRECTOR FAILED TO DISCLOSE CLAIMS
RELATING TO INSURANCE FRAUD AND CIVIL RACKETEERING, AND
DELAYED RELMADA’S NASDAQ LISTING

As we reviewed in our December 7 letter to you, Laidlaw’s former hand-picked director to the Relmada Board, Mr. Nabil Yazgi, failed to disclose litigation involving allegations of insurance fraud, performance of medically unnecessary tests, participating in a patient referral scheme and civil racketeering.

Upon learning of this information, Relmada requested that Dr. Yazgi immediately resign from the Board. However, Laidlaw actively encouraged Dr. Yazgi not to resign from the Relmada Board. Dr. Yazgi then withdrew his resignation and stayed on the Board for an additional 22 days, thereby delaying the listing of the Company’s shares on NASDAQ.

PROTECT THE VALUE OF YOUR INVESTMENT

VOTE “FOR” RELMADA’S DIRECTOR NOMINEES ON

THE WHITE PROXY CARD TODAY

We believe the value of your investment in Relmada is at great risk if Laidlaw and its principals, Matthew Eitner and James Ahern, gain effective control of the Company. We believe Laidlaw and Messrs. Eitner and Ahern have opportunistically timed their contest to take effective control of Relmada, just as the investments we have made in our portfolio are beginning to deliver results. Your Board therefore unanimously recommends that stockholders discard any gold card or materials you may receive from Laidlaw and Messrs. Eitner and Ahern. Do not return any Laidlaw materials, even as a protest against them.

We believe Relmada stockholders can protect the value of their investment by voting “FOR” the election of your Board’s experienced and highly qualified director nominees on the WHITE proxy card TODAY: Shreeram Agharkar and Maged Shenouda.

On behalf of your Board of Directors, we thank you for your continued support.

Very truly yours,

/s/ Chuck Casamento	/s/ Maged Shenouda	/s/ Paul Kelly
Chuck Casamento	Maged Shenouda, R. Ph.	Paul Kelly

/s/ Sergio Traversa	/s/ Sandesh Seth	/s/ Shreeram Agharkar
Sergio Traversa, PharmD	Sandesh Seth, MS	Shreeram Agharkar, Phd

Your Vote Is Important, No Matter How Many Or How Few Shares You Own

If you have questions about how to vote, need additional copies of the proxy materials, or need additional assistance, please contact the firm assisting us in the solicitation of proxies:

INNISFREE M&A INCORPORATED

Stockholders call toll-free at (888) 750-5834
Brokers and banks call collect at (212) 750-5

Your Vote Is Important, No Matter How Many Or How Few Shares You Own

If you have questions about how to vote, need additional copies of the proxy materials, or need additional assistance, please contact the firm assisting us in the solicitation of proxies:

INNISFREE M&A INCORPORATED Stockholders call toll-free at (888) 750-5834
Brokers and banks call collect at (212) 750-5833

About Relmada Therapeutics, Inc.
Relmada Therapeutics is a clinical-stage, publicly traded specialty pharmaceutical company developing novel versions of proven drug products together with new chemical entities that potentially address areas of high unmet medical need in the treatment of pain. The Company has a diversified portfolio of four lead products at various stages of development including d-Methadone (REL-1017) its N-methyl-D-aspartate (NMDA) receptor antagonist for neuropathic pain; topical mepivacaine (REL-1021), its orphan drug designated topical formulation of the local anesthetic mepivacaine; oral buprenorphine (REL-1028) its oral dosage form of the opioid analgesic buprenorphine; and LevoCap ER (REL-1015), its abuse resistant, sustained release dosage form of the opioid analgesic levorphanol. The Company's product development efforts are guided by the internationally recognized scientific expertise of its research team. The Company's approach is expected to reduce clinical development risks and costs while potentially delivering valuable products in areas of high unmet medical needs. For more information, please visit Relmada's website at: www.relmada.com.

Important Stockholder Information
The Company will hold its 2015 Annual Meeting of Stockholders on December 30, 2015. On November 27, 2015, the Company filed with the U.S. Securities and Exchange Commission (the "SEC") and mailed to its stockholders a definitive proxy statement in connection with the Annual Meeting and the solicitation of proxies (the "2015 Proxy Statement"). The 2015 Proxy Statement contains important information about Relmada, the Annual Meeting and related matters.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE 2015 PROXY STATEMENT AND ANY OTHER RELEVANT SOLICITATION MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION.

The 2015 Proxy Statement and other relevant solicitation materials (when they become available), and any and all documents filed by the Company with the SEC, may be obtained by investors and security holders free of charge at the SEC's web site at www.sec.gov. In addition, Relmada's filings with the SEC, including the 2015 Proxy Statement and other relevant solicitation materials (when they become available), may be obtained, without charge, from Relmada by directing a request to the Company at 757 3rd Avenue, Suite 2018, New York, New York 10017, Attention: Senior Vice President Finance and Corporate Development. Such materials are also available at ir.relmada.com/all-sec-filings.

Relmada and its directors, officers and employees are deemed to be participants in the solicitation of proxies from Relmada's stockholders in connection with the Annual Meeting. Information regarding Relmada's directors and executive officers, including a description of their direct and indirect interests by security holdings, is contained in the 2015 Proxy Statement and in Relmada's 2015 Annual Report on Form 10-K filed with the SEC on September 11, 2015 (the "2015 Annual Report").

Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by us or on our behalf. We may from time to time make written or oral statements in this letter, the proxy statements filed with the SEC communications to stockholders and press releases which constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based upon management's current expectations, estimates, assumptions and beliefs concerning future events and conditions and may discuss, among other things, anticipated future performance, expected product development, product potential, future business plans and costs. Any statement that is not historical in nature is a forward-looking statement and may be identified by the use of words and phrases such as "expects," "anticipates," "believes," "will," "will likely result," "will continue," "plans to" and similar expressions. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Relmada undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Readers are cautioned that it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results and that the risks described herein should not be considered to be a complete list.

Contacts

Investors:
Michael Becker, SVP of Finance and Corporate Development
Relmada Therapeutics Inc.
(212) 376-5776
mbecker@relmada.com

Jonathan Salzberger / Scott Winter
Innisfree M&A Incorporated
(212) 750-5833

Media:
Barrett Golden / Nicholas Lamplough
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449